                                $[          ]

                          SAFECO CREDIT COMPANY, INC.

                         MEDIUM-TERM NOTES, SERIES

                Payment of Principal and Interest Guaranteed by

                              SAFECO CORPORATION

                       FORM OF DISTRIBUTION AGREEMENT

                                                             ________ __, 199_


Goldman, Sachs & Co.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York  10004

Dear Sirs:

            1. INTRODUCTION. SAFECO Credit Company, Inc., a Washington corporation (the "Issuer"), and SAFECO Corporation, a Washington corporation (the "Guarantor"), confirm their agreement with you (the "Agents") with respect to the issue and sale from time to time by the Issuer of its Medium-Term Notes, Series __ (the "Series __ Notes") guaranteed as to principal and interest by the Guarantor pursuant to a guarantee (each a "Guarantee" and collectively the "Guarantees") to be endorsed on, or included in, such notes registered under the registration statement referred to in
Section 2(a) (any such Series A Notes being hereinafter referred to as the "Securities", which expression shall, if the context so admits, include any permanent global Security). Securities may be sold pursuant to Section 3 of
this Agreement in an aggregate amount not to exceed $[         ]; PROVIDED,
HOWEVER, that the authorized aggregate principal amount of Securities may be increased above such amount, but in any event shall not exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Section 3 of this Agreement. The Securities will be issued under an indenture, dated as of ________ __, 1994 (the "Indenture"), among the Issuer, the Guarantor and The Chase Manhattan Bank, N.A., as trustee (the "Trustee").

            The Securities shall have the maturity ranges, annual interest rates or interest rate formulas, if any, and other terms set forth in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of Securities (a "Pricing Supplement"). The Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

            2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE GUARANTOR. The Issuer and the Guarantor represent and warrant to, and agree with, the Agents as follows:

            (a)   A registration statement (No. 33-     ), including a
      prospectus, relating to debt securities of the Issuer and the Guarantor and the Guarantees, including the Securities ("Registered Securities"), has been filed with the Securities and Exchange Commission ("Commission") and has become effective under the Securities Act of 1933 ("Act"). Such registration statement, as amended as of the Commencement Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as of the Commencement Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Commencement Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Commencement Date.

            (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirement of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Commencement Date, the Registration Statement and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Commencement Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading,


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      except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer and the Guarantor by any Agent specifically for use therein.

            (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer and the Guarantor by any Agent specifically for use therein.

            (d) Neither the Issuer, the Guarantor nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree material to the Issuer or to the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Issuer or the Guarantor and any of its subsidiaries or any material adverse change, or any event or known trend or uncertainty reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial positions, stockholders' equity or results of operations of the Issuer or the Guarantor and its subsidiaries taken as a whole.

            (e) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the


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      laws of the jurisdiction of its incorporation, with power and authority
      (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each of the Guarantor and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

            (f) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Issuer or the Guarantor or any of its subsidiaries is a party or of which any property of the Issuer or the Guarantor or any of its subsidiaries is the subject which, if determined adversely to the Issuer or the Guarantor or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Issuer or the Guarantor and its subsidiaries taken as a whole; and, to the best of the Guarantor's or the Issuer's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            3. APPOINTMENT AS AGENTS, AGREEMENT OF AGENTS, SOLICITATIONS AS AGENTS.

            (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints the Agents as agents of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. So long as this Agreement shall remain in effect with respect to the Agents, the Issuer shall not, without the consent of the Agents, solicit or accept offers to purchase Securities otherwise than through the Agents (except as contemplated by Section 11 hereof); PROVIDED, HOWEVER, that, subject to all of the terms and conditions of this Agreement and any agreement contemplated by Section 11 hereof, the foregoing shall not be construed to prevent the Issuer from selling at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered Securities.

            (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Agents agree, as agents of the Issuer, to use their respective reasonable best efforts when requested by the Issuer to solicit offers to purchase the Securities upon the


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terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

            Upon receipt of notice from the Issuer as contemplated by Section 4(b) hereof, the Agents shall suspend their solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b), and shall have advised the Agents that such solicitation may be resumed.

            The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in the City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close. During the period of time that such solicitation is suspended, the Issuer's obligation to deliver any of the opinions, letters or certificates in accordance with clauses (b) through (d) of Section 6 hereof and to make the filings contemplated by the second sentence of Section 4(c) hereof shall be suspended except where required pursuant to an applicable Purchase Agreement.

            The Agents are authorized to solicit offers to purchase Securities only in a minimum aggregate amount of $100,000 and only in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof and at a purchase price which, unless otherwise specified in the applicable Pricing Supplement, shall be equal to 100% of the principal amount thereof. Each of the Agents shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each of the Agents shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

            No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.



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            (c)   At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

            (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed from time to time by the Agents and the Issuer. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement between the Issuer and the Agents. The Agents and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

            (e)   The documents required to be delivered by Section 5 hereof
shall be delivered at the office of [                     ], not later than
10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Commencement Date".

            4. CERTAIN AGREEMENTS OF THE ISSUER AND THE GUARANTOR. The Issuer and the Guarantor agree with the Agents that they will furnish to O'Melveny & Myers, counsel for the Agents, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

            (a) The Issuer and the Guarantor will advise the Agents promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Agents a reasonable opportunity to approve any such proposed amendment or supplement; and the Issuer and the Guarantor will also advise the Agents of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the


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      circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Issuer will, and the Guarantor will cause the Issuer to, promptly notify the Agents to suspend solicitation of offers to purchase the Securities; and if the Issuer and the Guarantor shall decide to amend or supplement the Registration Statement or the Prospectus, they will promptly advise the Agents by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and the Issuer will provide the Agents with as many copies as the Agents may reasonably request of such amendment or supplement. Notwithstanding the foregoing, if, at the time of any notification to suspend solicitations, either of the Agents shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer and the Guarantor, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The consent by either of the Agents to any such amendment or supplement referred to in this subsection shall not constitute a waiver of any of the conditions set forth in Section 5 hereof or of any of the Issuer's or the Guarantor's obligations set forth in Section 6 hereof.

            (c) The Guarantor, during the period when a prospectus relating to the Securities is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"). In addition, on or prior to the date on which the Issuer or the Guarantor makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer or the Guarantor proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer or the Guarantor will furnish the information contained or to be contained in such announcement to the Agents, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Issuer and the Guarantor also will furnish the Agents with copies of all other press releases or announcements to the general public that relate to the business prospects or financial condition of the Issuer or the Guarantor. The Issuer and the Guarantor will immediately notify the Agents of any downgrading in the


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      rating of any debt securities of the Issuer or the Guarantor or any proposal to downgrade the rating of the debt securities of the Issuer or the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or the Guarantor (other than an announcement with positive implications of a possible upgrading and no implication of a possible downgrading of such rating), as soon as the Issuer or the Guarantor learns of such downgrading or proposal to downgrade or public announcement.

            (d) As soon as practicable, but no later than 16 months after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, the Issuer will make generally available to its security holders an earnings statement, as defined in Rule 158(c) under the Act, covering a period of at least 12 months beginning after the latest of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and, (iii) the date of the Guarantor's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of Section 11(a) of the Act.

            (e) The Issuer and the Guarantor will furnish to the Agents copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

            (f) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution.

            (g) So long as any Securities are outstanding, the Guarantor will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of the Guarantor's annual report to stockholders for such year and (ii) as soon as available, a copy of each report or definitive proxy statement of the Guarantor filed with the commission under the Exchange Act or mailed to stockholders; and the Issuer and the Guarantor will furnish to the Agents from time to time, such other information concerning the


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      Issuer and the Guarantor as either of the Agents may reasonably request.

            (h) The Issuer and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof; (ii) the cost of printing or producing this Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(f) hereof including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities;
      (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; (viii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section; (ix) all costs incurred by the Agents in advertising any offering of Securities (which is approved by the Issuer) and each Agent's reasonable expenses (including such reasonable fees and disbursements of counsel to the Agents as may be agreed to between the Agents and the Issuer) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the effectiveness of the Agents under this Agreement.

            5. CONDITIONS OF OBLIGATIONS. The obligation of the Agents as agents of the Issuer under this Agreement at any time to solicit offers to purchase the Securities and the obligation of either of the Agents to purchase Securities as principal, pursuant to a Purchase Agreement (as defined in Section 11 hereof) or otherwise, shall in each case be subject, in the Agent's discretion, to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer and the Guarantor herein, to the accuracy, on each such date, of the statements of the Issuer's and the Guarantor's officers made pursuant to the provisions hereof, to the performance, on or


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prior to each such date, by the Issuer and the Guarantor of their obligations hereunder, and to each of the following additional conditions precedent:

            (a) The Prospectus, as amended or supplemented as of any Representation Date or the date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer, the Guarantor or the Agents, shall be contemplated by the Commission.

            (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of the Agents, is material or omits to state a fact which, in the opinion of the Agents, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position or results of operations of the Issuer, the Guarantor or their subsidiaries the effect of which is, in the judgment of the Agents, so material and adverse to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities; (ii) any downgrading in the rating of any debt securities of the Issuer or the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such Exchange, or any suspension of trading of any securities of the Guarantor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgement of the Agents, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to


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      proceed with the solicitations of the purchases of, or sales of,
      Securities.

            (d) At the Commencement Date, the Agents shall have received an opinion, dated the Commencement Date, of Foster Pepper & Shefelman, counsel for the Issuer and the Guarantor, to the effect that:

                  (i) Each of the Issuer and the Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the State of Washington, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of the Issuer, SAFECO Insurance Company of America and SAFECO Life Insurance Company is duly qualified to do business as a foreign corporation in good standing in all of the jurisdictions identified in Schedule I hereto; and each of SAFECO Insurance Company of America and SAFECO Life Insurance Company is duly incorporated as an insurance company authorized to do the insurance business done by it under the laws of the State of Washington and is duly licensed to do such business under the laws of each of the jurisdictions identified in
            Schedule I hereto;

                  (ii) The Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantor and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Issuer and of the Guarantor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, conservatorship, rehabilitation and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is in a proceeding in equity or at law);

                  (iii) Any series of Securities established on or prior to
            the date of such opinion and any Guarantees thereof have been duly authorized and established in conformity with the Indenture, and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security and any Guarantee thereof have been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement; such Security will constitute a valid and binding obligation of the Issuer, and any Guarantee thereof will constitute a valid and binding obligation of the Guarantor, enforceable in accordance with their

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            respective terms, except as may be limited by bankruptcy,
            insolvency, reorganization, moratorium, liquidation, receivership, conservatorship, rehabilitation and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is in a proceeding in equity or at law), it being understood that such counsel may (A) assume that at the time of the issuance, sale and delivery of each Security and any Guarantee thereof the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and any Guarantee thereof, and (B) assume that neither the issuance, sale and delivery of any Security and any Guarantee thereof, nor any of the terms of such Security and any Guarantee thereof, nor compliance by the Issuer and/or the Guarantor with such terms, will violate any applicable law, any agreement or instrument then binding upon the Issuer and/or the Guarantor or any restriction imposed by any court or governmental body having jurisdiction over the Issuer and/or the Guarantor;

                  (iv) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for the purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the Commencement Date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or as to any statements in or omissions from any such documents made in reliance upon and conformity with written information furnished to the Issuer and the Guarantor by the Agents specifically for use therein, or as to any statements in or omissions from that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee under the Indenture;

                  (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer or the issuance of the Guarantees by the Guarantor, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws;

                  (vi) The execution, delivery and performance of the Indenture, this Agreement, the issuance and sale of the Securities and the issuance of the Guarantees, and compliance with the terms and provisions thereof, will not result in a breach or violation of the charter or by-laws of the Issuer or the Guarantor or any subsidiary of the Issuer or the Guarantor, and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any rule, regulation or order known to such counsel based on a reasonable investigation of any governmental agency or body or any court having jurisdiction over the Issuer or the Guarantor or any such subsidiary or any of their properties or any agreement or instrument to which the Issuer or the Guarantor or any such subsidiary is a party or by which the Issuer or the Guarantor or any such subsidiary is bound or to which any of the properties of the Issuer or the Guarantor or any such subsidiary is subject; and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement, and the Guarantor has full power and authority to authorize and issue the Guarantees as contemplated by this Agreement and the Indenture; and

                  (vii) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor.

            Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Guarantor and the Issuer, representatives of the independent accountants for the Guarantor, and the Agents and counsel for the Agents, at which the contents of the Registration Statement and

      Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel shall state that on the basis of the foregoing (relying as to materiality to a large extent upon the representations of officers and other representatives of the Company), no facts have come to such counsel's attention which would cause them to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date and the date of the opinion, contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (other than the financial statements and supporting schedules and other financial information included therein, statements in or omissions from any such documents made in reliance upon and conformity with written information furnished to the Issuer by the Agents specifically for use therein or any statements in or omissions from that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee under the Indenture, as to which such counsel need not comment).

            In rendering the opinion to clause (vi), Foster Pepper & Shefelman may limit their opinion as to agreements and instruments to material agreements and instruments known to such counsel on the basis of representations made by representatives of the Issuer and the Guarantor. Foster Pepper & Shefelman may rely as to all matters governed by New York law on the opinion of O'Melveny & Myers referred to Section 5(g).

            (e) At the Commencement Date, the Agents shall have received certificates, dated the Commencement Date, of the President or any Vice President and a principal financial or accounting officer of each of the Issuer and the Guarantor in which such officers, to the best of their knowledge after reasonable investigation, shall state with respect to the Issuer or the Guarantor, as the case may be, that (i) the representations and warranties of the Issuer and of the Guarantor in this Agreement are true and correct, (ii) the Issuer and the Guarantor have each complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Commencement Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, or any event or known trend or uncertainty reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial positions, stockholders' equity or results of operations of the Issuer or the Guarantor or their subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (f) At the Commencement Date, the Agents shall have received a letter, dated the Commencement Date, of Ernst & Young or any firm of independent auditors which succeeds Ernst & Young as the outside auditors of the Issuer and the Guarantor, confirming that they are independent auditors within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                  (i) In their opinion, the financial statements and schedules audited by them and included in the Prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) On the basis of a reading of the latest unaudited financial statements of the Issuer and the Guarantor included in the Prospectus, inquiries of officials of the Issuer and the Guarantor who have responsibility for financial and accounting matters and the performance of procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, INTERIM FINANCIAL INFORMATION, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements, if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                        (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or

                        (C) at the date of the latest available consolidated balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Commencement Date, there was any change in the capital stock, or any increase in short-term indebtedness or long-term debt of the Guarantor and its subsidiaries consolidated, except for changes or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iii) They have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information (including but not limited to any earnings release information) contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer or the Guarantor and their subsidiaries subject to the internal controls of the Issuer's or the Guarantor's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

            For purposes of this section 5(f), unaudited fourth quarter financial information filed under Form 8-K does not constitute financial statements, and it is not to be implied that financial statements are available on the date of filing of such Form 8-K.

            All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

            (g) The Agents shall have received from O'Melveny & Myers, counsel for the Agents, such opinion or opinions, dated the Commencement Date, with respect to the incorporation of the Issuer and the Guarantor, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Agents may require, and the Issuer and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, O'Melveny & Myers may rely as to the incorporation of the Issuer and the Guarantor and all other matters governed by Washington law upon the opinion of Foster Pepper & Shefelman referred to above.

            The Issuer and the Guarantor will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as the Agents may reasonably request.

            6. ADDITIONAL COVENANTS OF THE ISSUER AND THE GUARANTOR. The Issuer and the Guarantor agree that:

            (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties and those of the Guarantor contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties and those of the Guarantor will be true and correct at the time of delivery to the purchaser of the Securities relating to such acceptance as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the settlement date for the sale of such Securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such settlement date and any other Registered Securities to be issued and sold by the Issuer on or prior to such settlement date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

            (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each of the Issuer and the Guarantor shall, concurrently with such amendment or supplement, furnish the Agents with a certificate, dated the date of delivery thereof, which date is referred to herein as the "Representation Date", of the President or any Vice President and a principal financial or accounting officer of the Issuer or the Guarantor, as the case may be, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement, as though made at and as of such time, or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e); PROVIDED, HOWEVER, that any certificate furnished under this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(e) to the time of delivery of such certificate.

            (c) At each Representation Date, as defined in Section 6(b), the Issuer and the Guarantor shall concurrently furnish the Agents with a written opinion, dated the date of such Representation Date, of the General Counsel or Corporate Counsel of the Guarantor (except in the case of an amendment or supplement to the Registration Statement or the Prospectus by the filing of an Annual Report on Form 10-K or other amendment or supplement containing audited financial statements), or counsel for the Issuer and the Guarantor (in the case of an amendment or supplement to the Registration Statement or Prospectus by the filing of an Annual Report on Form 10-K or other amendment or supplement containing audited financial statements), in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof; PROVIDED, HOWEVER, that to the extent appropriate such opinions may reconfirm matters set forth in prior opinions delivered under Section 5(d) or this
      Section 6(c); PROVIDED, FURTHER, HOWEVER, that any opinion or opinions furnished under this Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and, in the case of an opinion reconfirming a prior opinion delivered under Section 5(d) hereof, shall state that the Securities sold in the relevant applicable Period and any Guarantees thereof have been duly executed, authenticated, issued, delivered and constitute valid and binding obligations of the Issuer and/or the Guarantor enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of Section 5(d) hereof, and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant settlement date or dates for the sale of such Securities. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinions delivered on a Representation Date the period commencing on the date of the most recent prior opinion delivered under Section 5(d) or this
      Section 6(c) and ending on such Representation Date.

            (d) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer and the Guarantor shall cause Ernst & Young or any firm of independent auditors which succeeds Ernst & Young as the outside auditors of the

      Issuer and the Guarantor, concurrently, to furnish the Agents with a letter, addressed jointly to the Issuer, the Guarantor and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents to the effect set forth in Section 5(f) hereof; PROVIDED, HOWEVER, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered pursuant to Section 5(f) or this Section 6(d); PROVIDED, FURTHER, HOWEVER, that any letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer and the Guarantor.

            (e) On each settlement date for the sale of Securities, the Issuer and the Guarantor shall, if requested by an Agent where such Agent has solicited or received the offer to purchase any Securities being delivered on such settlement date, furnish such Agent with a written opinion of counsel for the Issuer and the Guarantor, dated the date of delivery thereof, in form satisfactory to such Agent, to the effect set forth in clauses (i), (ii) and (iii) of Section 5(d) hereof; PROVIDED, HOWEVER, that any opinion furnished under this Section
      6(e) shall relate to the Prospectus as amended or supplemented at such settlement date and, in the case of an opinion to the effect set forth in clause (i) of Section 5(d) hereof, counsel for the Issuer and the Guarantor may rely on the certificate of an appropriate officer of the Guarantor as to any qualification to do business as a foreign corporation in good standing or authorizations and licenses as set forth in clause (i) of Section 5(d) and, in the case of an opinion to the effect set forth in clause (iii) of Section 5(d) hereof, shall state that the Securities being sold by the Issuer on such settlement date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Issuer, and any Guarantees of such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Guarantor, in each case enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of Section 5(d) hereof, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

            (f) The Issuer and the Guarantor agree that any obligation of a person who has agreed to purchase Securities (including, but not limited to, the Agents purchasing any Securities as principal pursuant to a Purchase Agreement or an Oral Purchase Agreement (each as defined in Section 11 hereof)) to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 6(f), for the respective judgments of the Agents with respect to certain matters referred to in such Sections 5(b) and 5(c), and under no circumstances shall the Agents have any duty or obligation to exercise the judgment permitted under
      Section 5(b) or (c) on behalf of any such person.

            7.    INDEMNIFICATION AND CONTRIBUTION.

            (a) The Issuer and the Guarantor will jointly and severally indemnify and hold harmless each Agent against any losses, claims, damages or liabilities to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agents for any legal or other expenses reasonably incurred by the Agents in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that neither the Issuer nor the Guarantor will be liable to an Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer and the Guarantor by that Agent specifically for use therein.

            (b) Each Agent, severally and not jointly, will indemnify and hold harmless the Issuer and the Guarantor against any losses, claims, damages or liabilities to which the Issuer or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer and the Guarantor by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer or the Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

            (c)   Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and each Agent on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocations provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantor on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and each Agent on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total commissions received by such Agent from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and/or the Guarantor or such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), neither Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e)   The obligations of the Issuer and the Guarantor under this
Section 7 shall be in addition to any liability which the Issuer and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer and the Guarantor, to each officer of the Issuer and the Guarantor who has signed the Registration Statement and to each person, if any, who controls the Issuer or the Guarantor within the meaning of the Act.

            8. STATUS OF THE AGENTS. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section
11), the Agents are acting solely as agents for the Issuer and not as principal.

Each Agent will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by that Agent and accepted by the Issuer, but the Agents shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agent entitled thereto any commission to which they would be entitled in connection with such sale.

            9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantor or their officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Agents, the Issuer, the Guarantor or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 4(h) and the respective obligations of the Issuer and the Guarantor under Sections 4(d) and 4(g) and the respective obligations of the Issuer, the Guarantor and the Agents pursuant to
Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when either of the Agents shall own any of the Securities with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the penultimate sentence of Section 4(b), under Sections 4(a), 4(c), 4(e) and 4(f) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(c), 6(e) and 6(f) and under the last sentence of Section 8, shall also remain in effect.

            10. TERMINATION. This Agreement may be terminated for any reason at any time by the Issuer and the Guarantor as to any Agent or by any Agent as to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Securities placed by an Agent occurring after termination of this Agreement as to that Agent shall be made in accordance with the Procedures and such Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by the Agent in connection with such settlement.

            11. PURCHASES AS PRINCIPAL. From time to time, either of the Agents may agree with the Issuer to purchase Securities from the Issuer as principal and (unless the Issuer and such Agent may otherwise agree) such purchase shall be made in accordance with the terms of a separate agreement (a "Purchase Agreement") to be entered into between the Agent and the Issuer in the form attached hereto as Exhibit C. A Purchase Agreement, to the extent set forth therein, may incorporate by reference specified provisions of this Agreement.

            If the Issuer and such Agent do not enter into a Purchase Agreement, then for each purchase of Securities by such Agent as principal that is not made pursuant to a Purchase Agreement or other written agreement (an "Oral Purchase Agreement"), the Issuer agrees to pay the Agents a commission (or grant an equivalent discount) in accordance with the schedule set forth in Exhibit A hereto on the related settlement date for such Securities. Any Oral Purchase Agreement shall be deemed to have incorporated by reference all of the provisions of the Purchase Agreement except for the first and last paragraph thereof.

            The principal amount of Securities to be purchased by an Agent pursuant to an Oral Purchase Agreement, the interest rate of such Securities or index pursuant to which the interest rate of such Securities shall be determined, the price to be paid to the Issuer for such Securities, the time and date of delivery of and payment for such Securities and the other Purchase Information with respect to such Securities referred to under the caption "Part I: Administrative Procedures for Certificated Notes -- Details for Settlement" or "Part II: Administrative Procedures for Book-Entry Notes - Settlement Procedures" in the Procedures shall be specified in such Oral Purchase Agreement.

            12. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Goldman, Sachs & Co. at 85 Broad Street, New York, New York 10004, Attention: Registration Department and/or to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at ______________________________; notices to SAFECO Credit Company, Inc. shall be directed to it at SAFECO Plaza, Seattle, Washington 98185, Attention: George P. Yonker; and notices to SAFECO Corporation shall be directed to it at SAFECO Plaza, Seattle, Washington 98185, Attention: George
P. Yonker; or in the case of any party hereto to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

            13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

            14. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

            If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                          Very truly yours,

                                          SAFECO CREDIT COMPANY, INC.


                                          By:__________________________
                                             Name:
                                             Title:


                                          SAFECO CORPORATION
                                          as Guarantor


                                          By:__________________________
                                             Name:
                                             Title:


CONFIRMED AND ACCEPTED, as of the
      date first above written:





_________________________________
(Goldman, Sachs & Co.)





MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED



By:_______________________________

                                                                   EXHIBIT A


            The Issuer agrees to pay each Agent a commission equal to the following percentage of the principal amount of Securities sold to purchasers solicited by such Agent:


                                                         COMMISSION RATE
                                                       (AS A PERCENTAGE OF
            RANGE OF MATURITIES                         PRINCIPAL AMOUNT)
            -------------------                         -----------------

From 9 months to less than 1 year                              .125%

From 1 year to less than 18 months                             .150

From 18 months to less than 2 years                            .200

From 2 years to less than 3 years                              .250

From 3 years to less than 4 years                              .350

From 4 years to less than 5 years                              .450

From 5 years to less than 6 years                              .500

From 6 years to less than 7 years                              .550

From 7 years to less than 10 years                             .600

10 years                                                       .625
[Others?]


                                                                   EXHIBIT B



                         ADMINISTRATIVE PROCEDURES


            The Medium-Term Notes, Series _ due from nine months to 10 years from their issue date (the "Notes") are to be offered on a continuing basis by SAFECO Credit Company, Inc. (the "Issuer"). All Notes issued will be guaranteed as to principal and interest by SAFECO Corporation (the "Guarantor") pursuant to the guarantees (each, a "Guarantee" and collectively, the "Guarantees") to be endorsed on, or included in, such Notes. Goldman, Sachs & Co. and Merrill Lynch & Co., as agents (the "Agents"), have agreed to use their respective reasonable efforts to solicit offers to purchase the Notes. Neither of the Agents will be obligated to purchase Notes for its own account. The Notes are being sold pursuant to a Distribution Agreement, dated ________ __, 199_ (the "Distribution Agreement"), among the Issuer, the Guarantor and the Agents, and will be issued pursuant to an Indenture, dated as of ________ __, 199_ (the "Indenture"), by and among the Issuer, the Guarantor and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"). The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Issuer and the Guarantees on the Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Guarantor and the Notes and Guarantees will have been registered with the Securities and Exchange Commission (the "Commission").
For a description of the terms of the Notes and the Guarantees and the offering and sale of the Notes, see the sections entitled "Description of Notes" and "Plan of Distribution of Notes" in the Prospectus Supplement relating to the Notes, dated ________ __, 199_, attached hereto and hereinafter referred to as the "Prospectus Supplement" and the sections entitled "Description of the Debt Securities" and "Plan of Distribution" in the Prospectus relating to the Notes, dated ________ __, 199_, attached hereto and hereinafter referred to as the "Prospectus".

            The Notes will be represented by either book-entry notes delivered to The Depository Trust Company ("DTC") or its nominee and recorded in the book entry system maintained by DTC ("Book-Entry Notes") or a certificate delivered to the Holder thereof or a Person designated by such Holder ("Certificated Notes"). Owners of Book-Entry Notes will not be entitled to receive a certificate representing such Notes.

            Administrative procedures and specific terms of the offering are explained below -- Part I indicating specific procedures for Certificated Notes, Part II indicating specific procedures for Book-Entry Notes, and Part III indicating procedures applicable to all Notes. Administrative and record keeping responsibilities will be handled for the Issuer by its Controller's Department. The Issuer will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery.

            Unless otherwise defined herein, terms defined in the Indenture (or any applicable Board Resolution referred to therein related to the Notes) shall be used herein as therein defined. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent."


PART I:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

ISSUE DATE

            Each Certificated Note will be dated the date of its authentication. Each Certificated Note will also bear an original issue date (the "Issue Date") which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Certificated Note, regardless of their dates of authentication.

PRICE TO PUBLIC; DENOMINATIONS; REGISTRATION

            Except as otherwise specified in a Pricing Supplement, each Certificated Note will be issued at 100% of principal amount. The denominations of the Certificated Notes will be $100,000 and any larger denomination which is an integral multiple of $1,000. Certificated Notes will be issued only in fully registered form without coupons.

INTEREST PAYMENTS

            Each Certificated Note will bear interest from the later of its Issue Date or the most recent interest payment date to which interest has been paid at the annual rate stated on the face thereof, payable on the Interest Payment Dates (described below) and at Maturity except as may otherwise be provided in such Note. Interest will be payable to the person in whose name the Certificated Note is registered at the close of business on the Regular Record Date (described below) next preceding the Interest Payment Date; PROVIDED, HOWEVER, that interest payable at Maturity will be payable to the person to whom principal shall be payable. All interest payments (excluding interest payments made at Maturity) will be made by check mailed to the person entitled thereto as provided above, except that interest payments may be made by wire transfer to the person entitled thereto as provided above if arrangements satisfactory to the Issuer, the Trustee and such person have been made.

            On the fifth Business Day (as hereinafter defined) immediately preceding each Interest Payment Date, the Trustee will furnish the Issuer with the total amount of the interest payments to be made on such Interest Payment Date. The Trustee will provide monthly to the Issuer's Controller's Department a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will assume responsibility for withholding taxes on interest paid as required by law to the extent Holders have not produced a taxpayer identification number ("TIN").

NO REDEMPTION

            Each Certificated Note will provide that it cannot be redeemed prior to Maturity.

PAYMENT AT MATURITY

            Upon presentation of each Certificated Note at Maturity, the Trustee (or a duly authorized Paying Agent) will pay the principal amount thereof, together with accrued interest due at Maturity. Such payment will be made in immediately available funds, PROVIDED that the Certificated Note is presented in time for the Trustee (or any such Paying Agent) to make payment in such funds in accordance with its normal procedures. The Issuer will provide the Trustee (and any such Paying Agent) with funds available for
immediate use for such purpose.   Certificated Notes presented at Maturity
will be canceled by the Trustee as provided in the Indenture.

DETERMINATION OF SETTLEMENT DATE

            The receipt of immediately available funds by the Issuer in payment for a Certificated Note and the authentication and issuance of such Note shall, with respect to such Note, constitute "settlement." All offers accepted by the Issuer will be settled on the fifth Business Day next succeeding the date of acceptance unless otherwise agreed by any purchaser and the Issuer. The settlement date shall be specified upon acceptance of an offer. Prior to 11:00 a.m., New York City time, on the settlement date, the Issuer will instruct the Trustee to authenticate and deliver the Certificated Notes no later than 2:15 p.m., New York City time, on that day.

DETAILS FOR SETTLEMENT

            For each offer of Certificated Notes accepted by the Issuer, the Selling Agent will communicate to the Issuer's Controller's Department and the Issuer will communicate to the Trustee by facsimile transmission or in writing, in each case prior to 3:00 p.m., New York City time, on the Business Day preceding the settlement date, the following information (the "Purchase Information"):

      1. Exact name in which the Certificated Note or Notes are to be registered ("registered owner").

      2. Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and interest.

      3.    TIN of registered owner.

      4. Principal amount of each Certificated Note in authorized denominations to be delivered to the registered owner.

      5.    Interest rate of each Certificated Note.

      6.    Stated Maturity of each Certificated Note.

      7. If an Original Issue Discount Note, the yield to Maturity and the initial accrual period of original issue discount.

      8.    Issue Date of each Certificated Note.

      9.    Settlement date for each Certificated Note.

      10. Selling Agent's Commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

      11.   Delivery address for each Certificated Note.

            The Issue Date of, and the settlement date for, Certificated Notes will be the same. The Trustee will assign to and enter on each Certificated Note a transaction number. Before accepting any offer to purchase Certificated Notes to be settled in less than three Business Days the Issuer will verify that the Trustee will have adequate time to prepare and authenticate the Certificated Notes.

CONFIRMATION

            For each accepted offer, the Selling Agent will issue a confirmation to the purchaser, with a copy to the Issuer's Controller's Department, setting forth the Purchase Information and delivery and payment instructions; PROVIDED, HOWEVER, that in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Prospectus referred to in Part III.

SETTLEMENT; NOTE DELIVERIES AND CASH PAYMENT

            The Issuer will deliver to the Trustee at the commencement of the program and from time to time thereafter a supply of duly executed Certificated Notes adequate to implement the program. The Issuer will deliver to the Trustee a preprinted four-ply packet for such Certificated Notes, which packet will contain the following documents in forms that have been approved by the Issuer, the Selling Agent and the Trustee:

      1.    Certificated Note with purchaser confirmation.

      2.    Stub One - For the Trustee.

      3.    Stub Two - For the Selling Agent.

      4.    Stub Three - For the Issuer.

Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Company Order, the Trustee will cause the Certificated Notes to be completed and authenticated and hold the Certificated Notes for delivery.

            Upon receipt of the Purchase Information and following authentication by the Trustee of Certificated Notes, the Trustee will deliver such Certificated Notes (with purchaser confirmations) and Stubs One and Two in accordance with instructions from the Issuer, to the Selling Agent, as the Issuer's agent, for the benefit of the purchaser only against receipt. The Selling Agent will acknowledge receipt of the Certificated Note by stamping or otherwise marking Stub One and returning it to the Trustee. Delivery of the Certificated Note by the Trustee will be made only against such acknowledgment of receipt from the Selling Agent. Upon the Selling Agent's determination that such Certificated Note has been authenticated, delivered and completed as aforesaid, the Selling Agent will make, or cause to be made, payment to the Issuer at such account of the Issuer at the Trustee as the Issuer may specify in writing, in immediately available funds, of an amount equal to the principal amount of such Certificated Notes, less the applicable commission. It is understood that although the Trustee is instructed to deliver Certificated Notes against payment in immediately available funds, delivery of such Notes, in accordance with the custom prevailing in the market, will be made before actual receipt of payment by the Issuer. Therefore, once the Trustee has delivered Certificated Notes to the Selling Agent, the Issuer shall bear the risk that the Selling Agent fails to remit payment for such Notes or return the same to the Trustee. It is further understood that each delivery of Certificated Notes hereunder shall be subject to the rules of the New York Clearing House in effect at the time of such delivery. If the Selling Agent in any instance advances its own funds, the

Issuer shall not use any of the proceeds of such sale to acquire securities.

            The Selling Agent, as the Issuer's agent, will deliver the Certificated Notes (with the written confirmation provided for above) to the purchaser thereof against payment therefor by such purchaser. Delivery of any confirmation or Certificated Note will be made in compliance with "Delivery of Prospectus" in Part III.

FAILS

            In the event that a purchaser shall fail to accept delivery of and make payment for a Certificated Note on the settlement date, the Selling Agent will notify the Trustee and the Issuer by telephone, confirmed in writing. If the Certificated Note has been delivered to the Selling Agent, as the Issuer's agent, the Selling Agent will return such Certificated Note to the Trustee.
If funds have been advanced by the Selling Agent for the purchase of such Certificated Note, the Trustee will, immediately upon receipt of such Certificated Note, debit the account of the Issuer for the amount so advanced and the Issuer will refund the payment previously made by the Selling Agent in immediately available funds. Such payment will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If such fail shall have occurred for any reason other than the failure of the Selling Agent to provide the Purchase Information to the Trustee and the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

            Immediately upon receipt of the Certificated Note in respect of which the fail occurred, the Trustee will cause the Security Registrar to make appropriate entries to reflect the fact that the Certificated Note was never issued and the Certificated Note will be canceled and disposed of as provided in the Indenture.


PART II:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

            In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representation (the "Letter") from the Issuer and the Trustee to DTC dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and
DTC dated as of [             ], and its obligations as a participant in DTC,
including DTC's Same-Day Funds Settlement System ("SDFS").

ISSUANCE

            All Book-Entry Notes having the same Issue Date, interest rate and Stated Maturity will be represented initially by a single depository note (the "Global Note") in fully registered form without coupons. Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an "Original Issue Date", which will be (i) with respect to an original Global Note (or any portion thereof), its Issue Date, and (ii) following a consolidation of Global Notes, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such subsequently issued Global Note. No Global Note will represent any Certificated Note.

IDENTIFICATION NUMBERS

            The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately 900 CUSIP numbers and relating to Global Notes representing Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered it to the Trustee and DTC. The Trustee will assign CUSIP numbers serially to Global Notes as described below under Settlement Procedure "C". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes; and the Issuer will reserve an additional 900 CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

REGISTRATION

            Each Global Note will be registered in the name of Cede & Co. as nominee for DTC, on the Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

TRANSFERS

            Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

EXCHANGES

            The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the Global Note resulting from such consolidation) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent Book-Entry Notes having the same interest rate and Stated Maturity, and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Notes, on which Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and a new Original Issue Date and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

NO REDEMPTION

            The Book-Entry Notes will not be subject to redemption.

DENOMINATIONS

            The denominations of the Book-Entry Notes will be $100,000 or any larger denomination which is an integral multiple of $1,000 Global Notes and will be denominated in principal amounts not in excess of $100,000,000.

INTEREST

            Each Book-Entry Note will bear interest from the most recent date to which interest has been paid or made available for payment on the Global Note representing such Book-Entry Note or, if no interest has been paid or made available for payment, from the Issue Date of the Global Note representing such Note, until the principal thereof is paid or made available for payment.

Interest payable at the maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate daily bond report published by Standard & Poor's Corporation.

PAYMENTS OF PRINCIPAL AND INTEREST

            (a) PAYMENTS OF INTEREST ONLY. Promptly after each Regular Record Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

            (b) PAYMENTS AT MATURITY. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity of such Global Note. The Issuer will pay to the Trustee, as the paying agent, the principal amount of such Global Note, together with interest due at such Maturity. Upon surrender of a Global Note, the Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Note, the Trustee will cancel such Global Note and return such Global Note to the Issuer in accordance with the terms of the Indenture.

            (c) MANNER OF PAYMENT. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, or as soon as practicable thereafter on such date. The Issuer will make such payment on such Global Notes by wire transfer to the Trustee. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 a.m., New York City time, on each maturity date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Notes on any maturity date. On each Interest Payment Date, an interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. NEITHER THE ISSUER NOR THE TRUSTEE SHALL HAVE ANY DIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND INTEREST ON THE BOOK-ENTRY NOTES.

            (d) WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

SETTLEMENT

            The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note or Global Notes representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Issuer will be settled from one to five Business Days from the date of the sale pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on a later date.

SETTLEMENT PROCEDURES

Settlement Procedures with regard to each Book-Entry Note sold by the Issuer through the Agents shall be as follows:

A. The Selling Agent will advise the Issuer by telephone of the following settlement information:

      1.    Registered owner.

      2. Address of registered owner and, if different, the address for delivery, notices and payment of principal interest.

      3.    TIN of registered owner.

      4.    Principal amount.

      5.    Stated Maturity.

      6.    Interest rate.

      7. If an Original Issue Discount Note, the yield to Maturity and the initial accrual period of original issue discount.

      8.    Settlement date (Issue Date).

      9.    Selling Agent's commission (expressed as a percentage).

B. The Issuer will advise the Trustee by telecopy or by another mutually acceptable method of the settlement information set forth in Settlement Procedure "A" above and the name of the Selling Agent.

C. The Trustee will assign a CUSIP number to the Global Note representing such Book-Entry Note and will telephone/ telecopy the Issuer and advise the Issuer of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the Selling Agent;

      1.    The applicable information set forth in Settlement Procedure "A".

      2. Initial Interest Payment Date for such Note, number of days by which such date succeeds the Regular Record Date and the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Book-Entry Notes.

      3.    CUSIP number of the Global Note representing such Note.

      4. Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

      5.    Interest payment periods.

      6. Numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Selling Agent.

D. The Issuer will deliver to the Trustee a Global Note representing such Note.

E. The Trustee will complete and authenticate the Global Note representing such Note.

F.    DTC will credit such Note to the Trustee's participant account at DTC.

G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the Selling Agent's participant account and (ii) debit the Selling Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Selling Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been executed, delivered and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

H. The Selling Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Selling Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and
      (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Selling Agent for an amount equal to the price of such Note.

I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J. The Trustee, upon confirming receipt of such funds, will wire transfer the amount transferred to the Trustee in accordance with Settlement Procedure "G", in funds available for immediate use, for the account of "SAFECO Credit Company, Inc. Financing Proceeds", to account no. [1373-109] at Seafirst Bank, 701 Fifth Avenue, Seattle, Washington (ABA No. 1250-000-24).

K. The Selling Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

SETTLEMENT PROCEDURES TIMETABLE

            For orders of Book-Entry Notes solicited by the Agents, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


SETTLEMENT                          TIME
PROCEDURE                           ----
- ----------

A                       11:00 a.m. on the sale date
B                       12:00 Noon on the sale date
C                        2:00 p.m. on the sale date
D                        3:00 p.m. on the day before
                                     settlement date
E                        9:00 a.m. on settlement date
F                       10:00 a.m. on settlement date
G-H                      2:00 p.m. on settlement date
I                        4:45 p.m. on settlement date
J-K                      5:00 p.m. on settlement date

            If a sale is to be settled two Business Days after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., Noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

            If a sale is to be settled more than two Business Days after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12 Noon and 2:00 p.m., as the case may be, on the second Business Day after the sale date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

            If settlement of a Book-Entry Note is rescheduled or canceled, the Issuer shall notify the Trustee, and upon receipt of such notice, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled settlement date.

FAILURE TO SETTLE

            If the Trustee has not entered an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "C", then upon written request (which may be evidenced by telecopy transmission) of the Issuer, the Trustee shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, but no later than 2:00 p.m. on any Business Day, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in the Trustee's records and send such canceled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

            If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Selling Agent may enter an SDFS deliver order through DTC's Participant Terminal System debiting such Note to the Selling Agent's participant account and crediting such Note free to the participant account of the Trustee and shall notify the Trustee and the Issuer thereof. Thereafter, the Trustee (i) will immediately notify the Issuer, once the Trustee has confirmed that such Note has been credited to its participant account, and the Issuer shall immediately transfer by Fedwire (immediately available funds) to the Selling Agent an amount equal to the price of such Note which was previously sent by wire transfer to the account of the Issuer maintained at Seafirst Bank in accordance with Settlement Procedure "J", and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the settlement date, if possible, and in any event not later than 5:00 p.m. on the following Business Day. If such failure shall have occurred for any reason other than failure by the Selling Agent to perform its obligations hereunder or under the Distribution Agreement, the Issuer will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

            Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

TRUSTEE NOT TO RISK FUNDS

            Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment made to the Issuer, or the Agents, or DTC, or any Noteholder, it being understood by all parties that payments made by the Trustee to the Issuer, or the Agents, or DTC, or any Noteholder shall be made only to the extent that funds are provided to the Trustee for such purpose.


PART III:  ADMINISTRATIVE PROCEDURES APPLICABLE TO ALL NOTES

MATURITIES; MINIMUM PURCHASE; CALCULATION OF INTEREST

            Each Note will mature on a date, selected by the purchaser and agreed to by the Issuer, which will be at least 9 months but not more than 10 years after its Issue Date. The minimum aggregate amount of Notes which may be offered to any purchaser will be $100,000. Interest (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Interest will not accrue on the 31st day of any month.

RECORD AND PAYMENT DATES FOR INTEREST

            REGULAR RECORD DATES. Except as otherwise specified in a Pricing Supplement, the Regular Record Date with respect to any Interest
Payment Date shall be the fifteenth day next preceding [       ] or [
] (whether or not a Business Day).

            INTEREST PAYMENT DATES.  Except as otherwise specified in a
Pricing Supplement, interest payments will be made on [    ] and [         ]
of each year and at Maturity; PROVIDED, HOWEVER, that in the case of a Note originally issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

            The Issuer and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once either of the Agents has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and, after approval from the Selling Agent, will arrange to have the required number of copies of the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Act"), no later than the fifth Business Day following the date of determination of the settlement information described below or the date such Pricing Supplement is first used. The Issuer will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Selling Agent. No settlements with respect to Notes upon such terms may occur prior to such transmitting or filing and the Selling Agent will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting or filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

            If the Issuer decides to post rates and a decision has been reached to change interest rates, the Issuer will promptly notify the Agents. The Agents will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Issuer will establish rates to be so "posted." Following establishment of posted rates and prior to the transmitting or filing described in the preceding paragraph, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once either of the Agents has recorded any indication of interest in Notes at the posted rates and communicated with the Issuer, if the Issuer plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Selling Agent, will arrange to have the required number of copies of the Pricing Supplement filed with, or transmitted by means reasonably calculated to result in filing with, the Commission and will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Selling Agent. No settlements at the posted rates may occur prior to such transmitting or filing and the Selling Agent will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such transmitting or filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

            Outdated Pricing Supplements, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT

            As provided in the Distribution Agreement, the Issuer may instruct the Agents to suspend solicitation of offers to purchase at any time, and upon receipt of at least one Business Day's prior notice from the Issuer, the Agents will forthwith suspend solicitation until such time as the Issuer has advised the Agents that solicitation of offers to purchase may be resumed.

            If an Agent receives the notice from the Issuer contemplated by
Section 4(b) of the Distribution Agreement, it will promptly suspend solicitation and will only resume solicitation as provided in the Distribution Agreement. If the Issuer and the Guarantor are required, pursuant to the last sentence of Section 4(b) of the Distribution Agreement, to prepare an amendment or supplement, they will promptly furnish the Agents with the proposed amendment or supplement; if the Issuer and the Guarantor decide to amend or supplement the Registration Statement or the Prospectus relating to the Notes, they will promptly advise the Agents and will furnish the Agents with the proposed amendment or supplement in accordance with the terms of the Distribution Agreement. The Issuer and the Guarantor will file such amendment or supplement with the Commission, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed.

            Any such suspension shall not affect the Issuer's obligations under the Distribution Agreement; and in the event that at the time the Issuer suspends solicitation of offers to purchase there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Selling Agent and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

ACCEPTANCE OF OFFERS

            Each of the Agents will promptly advise the Issuer, at its option, orally or in writing, of each reasonable offer to purchase Notes received by it, other than those rejected by the Agent. Each of the Agents may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer accepts or rejects an offer, the Issuer will promptly notify such Agent.

DELIVERY OF PROSPECTUS

            A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. Subject to the foregoing, it is anticipated that delivery of the Prospectus, confirmation and Notes to the purchaser will be made simultaneously at settlement. The Issuer shall ensure that the Agents receive copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Agents to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

AUTHENTICITY OF SIGNATURES

            The Issuer will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but the Agents will not have any obligation or liability to the Issuer, the Guarantor or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer, the Guarantor or the Trustee on any Note or Global Note.

ADVERTISING EXPENSES

            The Issuer will determine with the Agents the amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Issuer.

                                                                   EXHIBIT C


                            PURCHASE AGREEMENT


                                                           ____________, 199__


SAFECO Credit Company, Inc. (the "Issuer")
SAFECO Corporation (the "Guarantor")
SAFECO Plaza
Seattle, Washington  98185

Attention:  Chief Financial Officer

Dear Sirs:

            The undersigned agrees to purchase the following principal amount of the Securities described in the Distribution Agreement dated _____________, 199_ (the "Distribution Agreement"):

            Principal Amount              $____________
            Interest Rate                 ______%
            Maturity Date                 ______   ____, 19___
            Discount                      ______% of Principal Amount
            Price to be paid
              to Issuer
            [(in immediately
              available funds)]
            [(in New York
              Clearing House
              (next day) Funds)]          $____________
            Commission to Agent           $____________
            Settlement Date               _____________

            Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. The term Agents, as used in the Distribution Agreement, shall be deemed to refer only to the undersigned for purposes of this Agreement.

            This Agreement incorporates by reference Sections 3(d), 4, 6, 7, 12 and 13 of the Distribution Agreement, the first and last sentences of
Section 9 thereof and, to the extent applicable, the Procedures, except that
(i) the last sentence of Section 7(d) shall not be applicable; and (ii) the term "this Agreement," as used in Section 7(d) of the Distribution Agreement, shall be deemed to refer to this Agreement (and not the Distribution Agreement) except that in the fifth sentence such term shall be deemed to refer to the Distribution Agreement.

You and we agree to perform, to the extent applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

            Our obligation to purchase Securities hereunder is subject to the accuracy on the above Settlement Date of your representations and warranties and those of the Guarantor contained in Section 2 of the Distribution Agreement (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended at such Settlement Date) and to your and the Guarantor's performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof. Our obligation hereunder is also subject to the following conditions:

            (a) the satisfaction, at such Settlement Date, of each of the conditions set forth in subsections (a) and (b) and (d) through (f) of
      Section 5 of the Distribution Agreement (it being understood that each document so required to be delivered shall be as of such Settlement Date and that each such condition and the statements contained in each such document that relate to the Registration Statement or the Prospectus shall be deemed to relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented at the time of settlement on such Settlement Date and except that the opinion described in Section 5(d) shall be modified so as to state that the Securities being sold on such Settlement Date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and which constitute valid and binding obligations of the Issuer and any Guarantees of such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Guarantor, in each case enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of Section 5(d) of the Distribution Agreement, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date); and

            (b) there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position or results of operations of the Issuer, the Guarantor or their subsidiaries, the effect of which is, in our judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated by the Prospectus as amended or supplemented; (ii) any downgrading in the rating of the debt securities of the Issuer or the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of

      Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Guarantor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in our judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

            In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities in the United States, other than sales of Securities, borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuance of your commercial paper.

            If for any reason our purchase of the above Securities is not consummated, you and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by you and the Guarantor pursuant to Section 4 of the Distribution Agreement and the respective obligations of you, the Guarantor and the undersigned pursuant to Section 7 shall remain in effect. If for any reason our purchase of the above Securities is not consummated other than because of our default or a failure to satisfy a condition set forth in clause
(iii), (iv) or (v) of paragraph (b) above, you shall reimburse us for all out-of-pocket expenses reasonably incurred by us in connection with the offering of the above Securities and not otherwise required to be reimbursed pursuant to Section 4 of the Distribution Agreement.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts, each of which shall be deemed an original, and the executed counterparts shall together constitute one and the same Agreement.




                                    [Insert Signature Block of
                                    Appropriate Agent]



CONFIRMED AND ACCEPTED, as of
the date first above written:

SAFECO CREDIT COMPANY, INC.


By:______________________________
   Name:
   Title:


SAFECO CORPORATION
as Guarantor


By:______________________________
   Name:
   Title:

                                  SCHEDULE I


                                                             JURISDICTIONS








SAFECO Credit Company                                       Colorado
                                                            Texas






SAFECO Insurance Company of America                         California
                                                            Washington
                                                            Oregon
                                                            Texas
                                                            Illinois
                                                            Georgia
                                                            Missouri
                                                            Tennessee
                                                            Idaho
                                                            Connecticut






SAFECO Life Insurance Company                               California
                                                            Washington
                                                            Oregon
                                                            Texas
                                                            Illinois
                                                            Tennessee
                                                            Pennsylvania
                                                            Hawaii
                                                            Michigan


                                       I-1